UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

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      Date of Report (Date of earliest event reported): November 23, 2005


                                  CONSECO, INC.
             (Exact name of registrant as specified in its charter)


   Delaware                               001-31792               75-3108137
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(State or other                          (Commission          (I.R.S. Employer
jurisdiction of                          File Number)        Identification No.)
organization)

11825 North Pennsylvania Street
        Carmel, Indiana                                             46032
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(Address of principal executive offices)                          (Zip Code)

                                 (317) 817-6100
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              (Registrant's telephone number, including area code)


                                 Not Applicable
                                ----------------
                        (Former name or former address,
                          if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry Into a Material Definitive Agreement.

     On November 23, 2005, Conseco, Inc. ("Conseco") awarded 75,000 performance units to William S. Kirsch, Conseco's President and Chief Executive Officer, under Conseco's 2003 Amended and Restated Long-Term Incentive Plan (the "2003 Plan"). Each performance unit represents the right to receive one share of Conseco's common stock, par value $0.01 per share ("Common Stock"), plus "dividend equivalents" thereon subject to satisfaction of the vesting criteria described below.

     The award to Mr. Kirsch contains performance goals based on Conseco's operating return on equity for the years 2006 - 2008. For purposes of the award, Conseco's operating return on equity is calculated by dividing operating earnings by average shareholders' equity, excluding accumulated other comprehensive income or loss. Operating earnings is defined for purposes of the award as consolidated net income before preferred stock dividends less (i) net realized gains (losses) (net of the related amortization of the value of policies inforce at the effective date of the bankruptcy reorganization of Conseco's predecessor and the cost of policies produced and taxes) and (ii) the cumulative effect of change in accounting principles. If the performance goals are achieved, the payout of the award will be made following 2007 and/or 2008, subject to accelerated vesting under certain circumstances in the event of a termination of Mr. Kirsch's employment by Conseco without "Just Cause" or by him for "Good Reason" (as such terms are defined in Mr. Kirsch's employment agreement), or in conjunction with a change in control. If Mr. Kirsch satisfies the minimum performance threshold, he will be entitled to 50% of the award, with the opportunity to vest in 100% of the award if the highest performance goal is achieved or exceeded.

     On November 23, 2005, Mr. Kirsch was also awarded non-qualified options to purchase 75,000 shares of Common Stock pursuant to the 2003 Plan at an exercise price of $21.10 per share. The options vest in four equal annual installments commencing on May 1, 2006.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           CONSECO, INC.

November 25, 2005
                                           By:  /s/ John R. Kline
                                                ------------------------
                                                John R. Kline
                                                  Senior Vice President and
                                                  Chief Accounting Officer